Exhibit 99.1

Zafgen, Inc. Appoints Industry Veteran and Healthcare Policy Expert Dr. Wendy Everett to its Board of Directors

Zafgen, Inc. also announces the retirements of Dr. Bruce Booth and Ms. Frances Heller from its Board of Directors

BOSTON, Mass., June 7, 2018 – Zafgen, Inc., (Nasdaq:ZFGN), a clinical-stage biopharmaceutical company leveraging its proprietary MetAP2 biology platform to develop novel therapies for patients affected by complex metabolic diseases, announced today the appointment of Wendy Everett, Sc.D. to the Company’s Board of Directors. Additionally, Zafgen announced the retirement of Bruce Booth, Ph.D., and Frances Heller from their current Board appointments.

“I am proud to work alongside the highly experienced, respected and distinguished biopharma and healthcare industry leaders that comprise our Board of Directors, and we are honored to welcome Dr. Wendy Everett to our Board at a pivotal time for the Company,” said Jeffrey Hatfield, Chief Executive Officer of Zafgen, Inc. “Zafgen is advancing three promising MetAP2 inhibitor programs, including indications for type 2 diabetes and rare complex metabolic disorders, with an initial indication in Prader-Willi syndrome. Wendy’s expertise in healthcare policy and management will be instrumental in supporting and guiding Zafgen’s corporate activities and representing the interests of our shareholders.”

Mr. Hatfield continued, “We extend our deep appreciation to Bruce and Fran for their commitment and service to Zafgen and our shareholders, and for their significant contributions in guiding the Company to this transformative point in our evolution.”

“Zafgen’s approach to addressing complex metabolic diseases has the potential to make an important difference for patients affected by type 2 diabetes, Prader-Willi syndrome and other serious conditions,” said Dr. Everett. “I’ve spent my career on the leading edge of healthcare innovation, and I look forward to being part of the Zafgen Board of Directors as the Company advances its novel clinical development programs and works to meet its R&D, patient community and financial goals.”

As of June 6, 2018, the Zafgen Board of Directors includes:

•	Peter Barrett, Ph.D., Chairman, Partner at Atlas Venture

•	Thomas O. Daniel, M.D., Former Chairman of Research, Celgene Corporation

•	Wendy Everett, Sc.D., Special Advisor, Network for Excellence in Health Innovation (NEHI)

•	Jeffrey S. Hatfield, Chief Executive Officer, Zafgen

•	Thomas E. Hughes, Ph.D., President and Chief Scientific Officer, Zafgen

•	John LaMattina, Ph.D., Former President of Pfizer Global R&D

•	C. Geoffrey McDonough, M.D., President and Chief Executive Officer, Generation Bio

•	Robert J. Perez, Former Chief Executive Officer, Cubist Pharmaceuticals, Inc.

•	Frank E. Thomas, Chief Financial Officer and Chief Business Officer, Orchard Therapeutics

About Dr. Wendy Everett

Dr. Wendy Everett has more than 30 years of experience spanning a variety of healthcare, health policy, academic, entrepreneurial, educational and clinical care settings. Since 2002, Dr. Everett has held multiple executive-level positions at the Network for Excellence in Health Innovation (NEHI), formerly the New England Healthcare Institute, where she currently serves as Special Advisor, including CEO and President. She also currently serves as Senior Advisor to Avalere Health. Prior to her executive positions at NEHI, Dr. Everett was Managing Director at the Institute for the Future from 1995 to 2002, an independent, futures research organization. Other previous strategic and leadership roles held by Dr. Everett include Principal, GBE Consulting; Senior Vice President, Interpractice Systems; National Program Director, Kaiser Family Foundation; Vice President, Brigham and Women’s Hospital; National Program Director, Robert Wood Johnson Foundation; and other positions in academia and health care. Dr. Everett received a B.S. in psychology and education from University of Rochester and a B.S. in Nursing from University of California, San Francisco. Dr. Everett also earned her S.M. and Sc.D. in health policy and management from Harvard University.

About Zafgen

Zafgen (Nasdaq:ZFGN) is a clinical-stage biopharmaceutical company leveraging its proprietary MetAP2 biology platform to develop novel therapies for patients affected by complex metabolic diseases. Zafgen has pioneered the study of MetAP2 inhibitors in both common and rare metabolic disorders and is currently advancing programs for type 2 diabetes, Prader-Willi syndrome and liver diseases. The Company’s lead product candidate, ZGN-1061, a MetAP2 inhibitor for difficult-to-control type 2 diabetes, has demonstrated positive interim results in a Phase 2 clinical trial. Learn more at www.zafgen.com.

Safe Harbor Statement

Various statements in this release concerning Zafgen’s future expectations, plans and prospects, including without limitation, Zafgen’s expectations regarding the use of ZGN-1258, ZGN-1061 and other second-generation MetAP2 inhibitors as treatments for metabolic diseases including Prader-Willi syndrome, type 2 diabetes, liver diseases and obesity and Zafgen’s expectations with respect to the timing and success of its nonclinical studies and clinical trials of ZGN-1258, ZGN-1061 and its other product candidates, may constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities

Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, Zafgen’s ability to successfully demonstrate the efficacy and safety of ZGN-1258, ZGN-1061 and its other product candidates and to differentiate ZGN-1258, ZGN-1061 and its other product candidates from first generation MetAP2 inhibitors, such as beloranib, the nonclinical and clinical results for ZGN-1258, ZGN-1061 and its other product candidates, which may not support further development and marketing approval, actions of regulatory agencies, which may affect the initiation, timing and progress of nonclinical studies and clinical trials of its product candidates, Zafgen’s ability to obtain, maintain and protect its intellectual property, Zafgen’s ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties, competition from others developing products for similar uses, Zafgen’s ability to manage operating expenses, Zafgen’s ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives when needed, Zafgen’s dependence on third parties for development, manufacture, marketing, sales and distribution of product candidates, and unexpected expenditures, as well as those risks more fully discussed in the section entitled “Risk Factors” in Zafgen’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in Zafgen’s subsequent filings, including without limitation Zafgen’s Quarterly Reports on Form 10-Q, with the Securities and Exchange Commission. In addition, any forward-looking statements represent Zafgen’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Zafgen explicitly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Media/Investor Relations Contacts:

Zafgen, Inc.

Patricia Allen

Chief Financial Officer

617-648-9792

Media

Krystle Gibbs

Ten Bridge Communications

krystle@tenbridgecommunications.com

508-479-6358

Investors

John Woolford

Westwicke Partners

John.woolford@westwicke.com

443-213-0506

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